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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Directors and Trustees and Shareholders of
The BlackRock Closed-End Funds

BlackRock Municipal Bond Trust               BlackRock Municipal Income Trust II
BlackRock California Municipal Bond Trust    BlackRock California Municipal Income Trust II
BlackRock Florida Municipal Bond Trust       BlackRock New York Municipal Income Trust II
BlackRock Maryland Municipal Bond Trust      BlackRock Insured Municipal Income Trust
BlackRock New Jersey Municipal Bond Trust    BlackRock California Insured Municipal Trust
BlackRock New York Municipal Bond Trust      BlackRock Florida Insured Municipal Income Trust
BlackRock Virginia Municipal Bond Trust      BlackRock New York Insured Municipal Income Trust
                                                       (each a "Trust" and collectively, the Trusts")

In planning and performing our audits of the financial statements of the BlackRock Closed-End Funds listed above (the "Trusts) as of and for the year ended August 31, 2005 in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trusts is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affect the Trusts' ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Trusts' annual or interim financial statements that is more than inconsequential will not be prevented or




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detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement or the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trusts' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of August 31, 2005.

This report is intended solely for the information and use of management, the Board of the trustees and shareholders of the above referenced BlackRock Closed-End Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Independent Registered Public Accounting Firm
October 24, 2005